UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2015

American Housing REIT Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-170828	46-4022327
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane #450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   240-204-5378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Item 8.01.    Other Events.

During the period from November 2013 through September 30, 2014 American Housing REIT Inc. (“AHR”) acquired 133 single family residential properties (the “Properties”) located in Texas, Georgia, Florida, and North Carolina. AHR is a Maryland corporation whose primary business strategy is to acquire, lease and manage single-family homes as well-maintained investment properties to generate attractive risk-adjusted returns over the long-term.

This Current Report is filed to provide the unaudited Statements of Operations of the Properties for the following periods: twelve months ended December 31, 2012, nine months ended September 30, 2013, twelve months ended December 31, 2013 and six months ended June 30, 2014 and other information required under Item 9.01 of Form 8-K. The accompanying unaudited Statements of Operations have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC.

The 133 Properties were acquired with various leasing histories.  Seventy-two were acquired with lease histories of three months or less.  Thirty-seven were acquired with lease histories between three months and nine months.  Eight were acquired with lease histories of nine to twelve months.  Five were acquired with lease histories greater than 12 months, and eleven had no lease history.

Item 9.01.    Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The unaudited Statements of Operations of Single Family Residential Properties for the following periods: twelve months ended December 31, 2012, nine months ended September 30, 2013, twelve months ended December 31, 2013 and six months ended June 30, 2014 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(d)           Exhibits

Exhibit No.	Description of Exhibit

99.1*
Unaudited Statements of Operations of Single Family Residential Properties for the following periods: twelve months ended December 31, 2012, nine months ended September 30, 2013, twelve months ended December 31, 2013 and six months ended June 30, 2014.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing REIT Inc.

Date: April 9, 2015	By:	/s/ Conn Flanigan
Conn Flanigan, Chief Executive Officer